Exhibit 10.13

STOCKHOLDERS AGREEMENT

dated as of

March 14, 2017

by and between

J.JILL, INC.

and

TI IV JJILL HOLDINGS, LP

i

		Page
Section 8.11	Severability	15
Section 8.12	Adjustments Upon Change of Capitalization	15
Section 8.13	Amendments; Waivers	16
Section 8.14	Actions in Other Capacities	16

ii

INDEX OF DEFINED TERMS

Term	Section
Affiliate	Section 1.1
Agreement	Preamble
beneficial ownership	Section 1.1
Board of Directors	Section 1.1
By-Laws	Section 1.1
Certificate of Incorporation	Section 1.1
Change of Control	Section 1.1
Claim	Section 5.1
Common Stock	Recitals
Controlled Affiliate	Section 1.1
Controlled Entity	Section 1.1
Corporation	Preamble
Covered Person	Section 5.1
Equity Security	Section 1.1
Exchange Act	Section 1.1
Fair Market Value	Section 1.1
Fund Indemnitor	Section 5.6
Governmental Entity	Section 1.1
Hedging Obligation	Section 1.1
Holdings	Preamble
Indebtedness	Section 1.1
IPO	Section 1.1
IPO Registration Statement	Recitals
Lien	Section 1.1
Minimum Condition	Section 1.1
Percentage Interest	Section 1.1
Permitted Transferee	Section 1.1
Person	Section 1.1
SEC	Section 1.1
Securities Act	Section 1.1
Stockholder Designee	Section 4.2(a)
Stockholder Majority	Section 1.1
Stockholders	Preamble
Subsidiary	Section 1.1
Transfer	Section 1.1
Underwriting Agreement	Section 1.1
Voting Securities	Section 1.1

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of March 14, 2017, between J.Jill, Inc., a Delaware corporation (the “Corporation”), and TI IV JJill Holdings, LP, a Delaware limited partnership (“Holdings”, and together with any other stockholders of the Corporation who become party hereto in accordance with this Agreement, the “Stockholders”).

WHEREAS, in connection with the IPO (as defined herein), the Corporation and its Affiliates (as defined herein) intend to consummate the transactions described in the Registration Statement on Form S-1 filed by the Corporation (the “IPO Registration Statement”);

WHEREAS, after giving effect to such transactions, the Stockholders will beneficially own shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters, and to set forth the respective rights and obligations of the Stockholders on and after the consummation of the IPO.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that neither the Corporation nor any of its Subsidiaries will be deemed an Affiliate of any Stockholder or any of such Stockholders’ Affiliates. For the purposes of this definition, “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially own” and “beneficial owner” shall have correlative meanings.

“Board of Directors” means the board of directors of the Corporation.

“By-Laws” means the by-laws of the Corporation, as they may be amended, restated or otherwise modified from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as it may be amended, restated or otherwise modified from time to time.

“Change of Control” means (i) an acquisition by any Person or group of Persons of Equity Securities of the Corporation, whether already outstanding or newly issued, in a transaction or series of transactions, if immediately thereafter such Person or group of Persons (other than the Stockholders or their Permitted Transferees or a wholly-owned Subsidiary of the Corporation) has, or would have, directly or indirectly, beneficial ownership of fifty percent (50%) or more of the combined Equity Securities or voting power of the Corporation; (ii) the sale of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, directly or indirectly, to any Person or group of Persons (other than the Stockholders or their Permitted Transferees or a wholly-owned Subsidiary of the Corporation) in a transaction or series of transactions; or (iii) the consummation of a tender offer, merger, recapitalization, consolidation, business combination, reorganization or other transaction, or series of related transactions, involving the Corporation and any other Person or group of Persons; unless, in the case of clause (iii) of this definition, both (1) the then-existing Stockholders, immediately prior to such transaction or the first transaction in such series of transactions, will beneficially own more than fifty percent (50%) of the combined Equity Securities or voting power of the Corporation (or, if the Corporation will not be the surviving entity or publicly traded parent company in such transaction or series of transactions, such surviving entity or parent) immediately after such transaction or series of transactions and (2) the individuals who are members of the Board of Directors, immediately prior to such transaction or the first transaction in such series of transactions, will be entitled to cast at least a majority of the votes of the Board of Directors (or the board of managers or equivalent body of such surviving entity, as the case may be) after the closing of such transaction or series of transactions. As used in this definition of Change of Control, the term “group” shall have the same meaning assigned to such term in Rule 13d-5 of the Exchange Act.

“Controlled Affiliate” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is controlled (as defined in the definition of “Affiliate”) by such Person.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Affiliates, (b) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (c) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Equity Security” has the meaning ascribed to such term in Rule 405 under the Securities Act, and in any event, includes any security having the attendant right to vote for directors or similar representatives and any general or limited partner interest in any Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, in each case together with the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to property (other than cash), the fair market value of such property as determined in good faith by the Board of Directors.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Indebtedness” of a Person means, at any date of determination, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding contingent obligations under surety bonds), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) the capitalized amount of all capital leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers acceptance, surety bond or similar instrument, (vi) all obligations of a type described in clauses (i) through (v) and clauses (vii) and (viii) of this definition secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (vii) all Hedging Obligations of such Person, and (viii) all Indebtedness of others guaranteed by such Person. Any obligation constituting Indebtedness solely by virtue of the preceding clause (vi) shall be valued at the lower of the Fair Market Value of the corresponding asset and the aggregate unpaid amount of such obligation.

“IPO” means the initial public offering of shares of Common Stock pursuant to an effective IPO Registration Statement under the Securities Act.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset.

“Minimum Condition” means that Holdings, together with its Permitted Transferees, maintains, directly or indirectly, beneficial ownership of at least 50% of the issued and outstanding Common Stock, as adjusted for any stock split, stock dividend, reverse stock split, recapitalization, business combination, reclassification or similar event, in each case with such adjustment being determined in good faith by the Board of Directors.

“Percentage Interest” means, with respect to any Stockholder and as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the number of shares of Common Stock held or beneficially owned by such Stockholder as of such date and the denominator of which is the aggregate number of shares of Common Stock issued and outstanding as of such date.

“Permitted Transferee” means, with respect to any Stockholder, any Controlled Entity or Affiliate of such Stockholder.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Stockholder Majority” means Stockholders having beneficial ownership of a majority of the Common Stock beneficially owned by the Stockholders.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. The terms “Transferred” and “Transferring” have correlative meanings.

“Underwriting Agreement” means the Underwriting Agreement with respect to the IPO.

“Voting Securities” means the Common Stock and any other securities of the Corporation or any Subsidiary of the Corporation which would entitle the holders thereof to vote with the holders of Common Stock in the election of directors of the Corporation.

Section 1.2    Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:

(a)    the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

(b)    defined terms include the plural as well as the singular and vice versa;

(c)    words importing gender include all genders;

(d)    a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made thereunder;

(e)    any reference to a “day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight;

(f)    references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits of and to, this Agreement;

(g)    the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; and

(h)    unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

ARTICLE II

APPROVAL AND CONSULTATION OF CERTAIN MATTERS

Section 2.1    Approval of Stockholder Majority. For so long as the Minimum Condition is satisfied, the Corporation shall not, and shall cause its Subsidiaries and Controlled Affiliates not to, take any of the following actions or any plan with respect thereto without the prior approval (which approval may be in the form of an action by written consent) of a Stockholder Majority:

(a)    any increase or decrease in the size of the Board of Directors;

(b)    the incurrence of an aggregate amount of Indebtedness of the Corporation and its Subsidiaries or Controlled Affiliates taken as a whole (other than (i) Indebtedness of the Corporation and its Subsidiaries or Controlled Affiliates as of the date hereof or any refinancing thereof up to the same maximum principal amount of such Indebtedness outstanding as of the date hereof, (ii) capital leases contemplated by an annual budget approved by the Board of Directors and (iii) inter-company Indebtedness) in excess of $10.0 million;

(c)    any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of any Equity Securities of any kind of the Corporation or its Subsidiaries, including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Corporation, other than (i)

pursuant to any equity compensation plan of the Corporation approved by the compensation committee of the Board of Directors, (ii) the issuance of Equity Securities of a Subsidiary of the Corporation to the Corporation or a wholly-owned Subsidiary of the Corporation, or (iii) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are outstanding on the date hereof or issued in compliance with this Agreement;

(d)    any redemption, repurchase or other acquisition by the Corporation of its Equity Securities or any declaration thereof, other than (i) the redemption, repurchase or other acquisition by the Corporation of any Equity Securities of any director, officer, independent contractor or employee in connection with the termination of the employment or services of such director, officer or employee as contemplated by the applicable equity compensation plan or award agreement with respect to such Equity Securities, or (ii) pursuant to an offer made to all Stockholders pro rata in accordance with each such Stockholder’s Percentage Interest with respect to such Equity Securities (regardless of whether any or all of such Stockholders elect to participate in such redemption, repurchase or other acquisition);

(e)    any material acquisition of assets or Equity Securities of any Person, in a single transaction or a series of related transactions;

(f)    fundamental changes to the nature of the business of the Corporation and its Subsidiaries or its Controlled Affiliates, taken as a whole as of the date hereof, which involves entry by the Corporation or any of its Subsidiaries into material new and unrelated lines of business;

(g)    any adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by the Corporation or its Subsidiaries or Controlled Affiliates or any amendment, restatement, modification or waiver of such plan after the adoption thereof has been approved by a Stockholder Majority in accordance with this Section 2.1;

(h)    any amendment, restatement, modification or waiver of the Certificate of Incorporation or By-Laws;

(i)    any payment or declaration of any dividend or other distribution on any Equity Securities of the Corporation or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than dividends or distributions required to be made pursuant to the terms of any outstanding preferred stock of the Corporation;

(j)    appointment or removal of the chairperson of the Board of Directors or the chief executive officer, chief financial officer, general counsel, controller or any other officer of the Corporation that would be subject to Section 16 of the Exchange Act;

(k)    the consummation of a Change of Control or entry into any contract or agreement the effect of which would be a Change of Control; or

(l)    any entry by the Corporation or any of its Subsidiaries or Controlled Affiliates into voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party.

ARTICLE III

TRANSFER

Section 3.1    Transfers and Joinders. If a Stockholder effects any Transfer of Common Stock to a Permitted Transferee, such Permitted Transferee may, if not a Stockholder, within five (5) days of such Transfer, execute a joinder to this Agreement, in form and substance reasonably acceptable to the Corporation, in which such Permitted Transferee agrees to be a “Stockholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement.

Section 3.2    Binding Effect on Transferees. Subject to execution of a joinder to this Agreement within five (5) days of the applicable Transfer, in form and substance reasonably acceptable to the Corporation, pursuant to Section 3.1, such Permitted Transferee shall become a Stockholder hereunder.

Section 3.3    Charter Provisions. The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Voting Securities held of record by such party or beneficially owned by such party by virtue of having voting power over such Voting Securities) so as to prevent any amendment to the Certificate of Incorporation or By-Laws as in effect as of the date hereof that would (a) add restrictions to the transferability of the Voting Securities by any Stockholder or its Permitted Transferees at the time of such an amendment, which restrictions are beyond those then provided for in the Certificate of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of any Stockholder or its Permitted Transferees at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Stockholder.

ARTICLE IV

BOARD REPRESENTATION

Section 4.1    Composition of Initial Board.

(a)    The Corporation and each Stockholder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Voting Securities held of record by such Stockholder or beneficially owned by such Stockholder by virtue of having voting power over such Voting Securities, and, with respect to the Corporation, as provided in Section 4.2(b), Section 4.2(c) and Section

4.2(d)) so as to cause the Board of Directors to be comprised of eight (8) directors, who shall be divided into three (3) classes of directors in accordance with the terms of the Certificate of Incorporation. As of the date hereof, the eight (8) directors shall be divided into three (3) classes as follows:

(i)    the Class I directors shall include Marka Hansen and Travis Nelson;

(ii)    the Class II directors shall include Michael Eck, Linda Heasley and Michael Recht; and

(iii)    the Class III directors shall include Paula Bennett, Andrew Rolfe and Michael Rahamim.

(b)    For the avoidance of doubt, Section 4.1(a) is applicable solely to the initial composition of the Board of Directors, except that, subject to the Certificate of Incorporation, a director shall remain a member of the class of directors to which he or she was assigned in accordance with Section 4.1(a).

Section 4.2    Nominees.

(a)    The Corporation and each Stockholder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Voting Securities held of record by such Stockholder or beneficially owned by such Stockholder by virtue of having voting power over such Voting Securities, and, with respect to the Corporation, as provided in Section 4.2(b), Section 4.2(c) and Section 4.2(d)) so as to cause to be elected to the Board of Directors, and to cause to continue in office, at any given time, a number of individuals designated by a Stockholder Majority (each, a “Stockholder Designee”) equal to:

(i)    for so long as the Minimum Condition is satisfied, such number of individuals constituting a majority of the Board of Directors;

(ii)    for so long as the Minimum Condition is not satisfied but the Percentage Interest of the Stockholders and their Permitted Transferees is at least 10%, the Percentage Interest of the Stockholders multiplied by the total number of directors comprising the Board of Directors and rounded up to the nearest whole number; and

(iii)    for so long as the Percentage Interest of the Stockholders and their Permitted Transferees is at least 5% but less than 10%, the greater of (x) the Percentage Interest of the Stockholders multiplied by the total number of directors comprising the Board of Directors and rounded up to the nearest whole number and (y) one director.

(b)    The Corporation agrees to (i) include in the slate of nominees recommended by the Board of Directors the Stockholder Designees and to use its reasonable best efforts to cause the election of each such Stockholder Designee to the

Board of Directors, including nominating each such Stockholder Designee to be elected as a director, recommending such Stockholder Designee’s election and soliciting proxies or consents in favor thereof, in each case subject to applicable law, and (ii) use its reasonable best efforts to cause each class of the Board of Directors to include, to the extent practicable, at least one Stockholder Designee.

(c)    A Stockholder Designee may only be removed from the Board of Directors with the approval of a Stockholder Majority. If a Stockholder Majority notifies the Stockholders of its desire to remove, with or without cause, any Stockholder Designee from the Board of Directors, the Stockholders shall vote or cause to be voted all of the shares of Voting Securities held of record by such Stockholders or beneficially owned by such Stockholders by virtue of having voting power over such Voting Securities for the removal of such Stockholder Designee.

(d)    In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who was a Stockholder Designee, the Corporation agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new Stockholder Designee; provided that, for the avoidance of doubt, a Stockholder Majority shall not have the right to designate a replacement director, and the Board of Directors and the Stockholders shall not be required to take any action to cause any vacancy to be filled with any such Stockholder Designee, to the extent that election or appointment of such Stockholder Designee to the Board of Directors would result in a number of directors designated by the Stockholder Majority in excess of the number of directors that the Stockholder Majority is then entitled to designate for membership on the Board of Directors pursuant to Section 4.2(a).

(e)    If the number of directors entitled to be designated as Stockholder Designees pursuant to Section 4.2(a) decreases, the Stockholders shall take reasonable actions to cause a sufficient number of Stockholder Designees to resign from the Board of Directors at or prior to the end of such Stockholder Designee’s term such that the number of Stockholder Designees after such resignation(s) equals the number of directors a Stockholder Majority would have been entitled to designate pursuant to Section 4.2(a). Any vacancies created by such resignation may remain vacant until the next annual meeting of stockholders or filled by a majority vote of the Board of Directors in accordance with the By-Laws. Notwithstanding the foregoing, such Stockholder Designee(s) need not resign from the Board of Directors at or prior to the end of such director’s term if the Corporation’s nominating committee recommends the nomination of such director(s) for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a Stockholder Designee).

Section 4.3    Committees. For so long as this Agreement is in effect, the Corporation shall take all reasonable actions to cause to be appointed to any committee of the Board of Directors a number of Stockholder Designees that is up to the number of directors that is proportionate (rounding up to the next whole director) to the number of Stockholder Designees that the Stockholders are entitled to designate to the Board of

Directors under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the SEC and any applicable stock exchange. It is understood by the parties hereto that the Stockholders shall not have any obligation to appoint any Stockholder Designee to any committee of the Board of Directors and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.

ARTICLE V

INDEMNIFICATION

Section 5.1    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, each Stockholder, its Affiliates and its direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, managers, directors, officers, employees and agents and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Covered Persons”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) sustained or suffered by any such Covered Person based upon, relating to, arising out of, or by reason of any third party or governmental claims relating to such Covered Person’s status as a stockholder or controlling person of the Company (including any and all losses, claims, damages or liabilities under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any Equity Securities of the Company or to any fiduciary obligation owed with respect thereto), including in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Covered Person as a stockholder or controlling person, including claims alleging so-called control person liability or securities law liability (any such claim, a “Claim”). Notwithstanding the preceding sentence, except as otherwise provided in Section 5.3, the Corporation shall be required to indemnify a Covered Person in connection with a Claim (or part thereof) commenced by such Covered Person only if the commencement of such Claim (or part thereof) by the Covered Person was authorized by the Board of Directors.

Section 5.2    Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any Claim in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of such Claim shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified under this ARTICLE V or otherwise.

Section 5.3    Claims. If a claim for indemnification or advancement of expenses under this ARTICLE V is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, such Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 5.4    Nonexclusivity of Rights. The rights conferred on any Covered Person by this ARTICLE V shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.5    Other Sources. Subject to Section 5.6, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from any other Person.

Section 5.6    Indemnitor of First Resort. The Corporation hereby acknowledges that the Covered Persons may have certain rights to advancement and/or indemnification by certain Affiliates of TowerBrook Capital Partners L.P. (collectively, the “Fund Indemnitors”). In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Covered Person to provide advancement and/or indemnification to such Covered Person are primary and any obligation of the Fund Indemnitors (including any Affiliate thereof other than the Corporation) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of the Fund Indemnitors to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person are secondary and (ii) if any Fund Indemnitor (or any Affiliate thereof, other than the Corporation) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Covered Person, then (x) such Fund Indemnitor (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Covered Person with respect to such payment and (y) the Corporation shall fully indemnify, reimburse and hold harmless such Fund Indemnitor (or such other Affiliate, as the case may be) for all such payments actually made by such Fund Indemnitor (or such other Affiliate, as the case may be).

ARTICLE VI

TERMINATION

Section 6.1    Term. The terms of this Agreement shall terminate, and be of no further force and effect:

(a)    upon the mutual consent of all of the parties hereto;

(b)    with respect to each Stockholder, if such Stockholder has Transferred all (but not less than all) of its Common Stock; or

(c)    subject to Section 2.1(k), upon the consummation of a Change of Control.

Section 6.2    Survival. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in this Section 6.2, Article V, Section 8.4, Section 8.5, Section 8.6 and Section 8.9 and (ii) the rights of the Stockholders with respect to the breach of any provision hereof by the Corporation, which shall, in each case of clauses (i) and (ii), survive the termination of this Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1    Representations and Warranties of Holdings. Each Stockholder represents and warrants to the Corporation that (a) such Stockholder is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Stockholder and is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms; and (c) the execution, delivery and performance by such Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement to which such Stockholder is a party or, if such Stockholder is an entity, the organizational documents of such Stockholder.

Section 7.2    Representations and Warranties of the Corporation. The Corporation represents and warrants to Holdings that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both would constitute) a default by the Corporation under the Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or Controlled Affiliates or any

of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries or Controlled Affiliates is a party or by which the Corporation or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets may be bound.

ARTICLE VIII

MISCELLANEOUS

Section 8.1    Entire Agreement. This Agreement, together with documents contemplated hereby, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

Section 8.2    Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other actions as may be required by law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 8.3    Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) sent by e-mail, with electronic or written confirmation of receipt, in each case addressed as follows:

(i)    if to the Corporation, to:

J.Jill, Inc.

4 Batterymarch Park

Quincy, Massachusetts 02169

Email: Vijay.Moses@jjill.com

Attention: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Fax: (212) 492-0546

Email: ajdeckelbaum@paulweiss.com

Attention: Ariel J. Deckelbaum

(ii)     if to any Stockholder, to:

the address and facsimile number of such Stockholder set

forth in the records of the Corporation.

Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or e-mail, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Section 8.4    Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

Section 8.5    Consent to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT (INCLUDING AGAINST ANY DIRECTOR OR OFFICER OF THE CORPORATION) SHALL BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTY HERETO HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE CORPORATION. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 8.6    Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 8.7    Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.

Section 8.8    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

Section 8.9    Third Party Beneficiaries. Except as set forth in ARTICLE V nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties hereto (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person.

Section 8.10    Binding Effect. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Stockholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Notwithstanding the foregoing, no successor or assignee of the Corporation shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 8.11    Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 8.12    Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Common Stock, by reason of dividends, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Common Stock” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Common Stock.

Section 8.13    Amendments; Waivers.

(a)    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Corporation and a Stockholder Majority, or in the case of a waiver, by either the Corporation if such waiver is to be effective against the Corporation, or a Stockholder Majority, if such waiver is to be effective against the Stockholders; provided that any amendment or waiver that affects the rights or obligations of any Stockholder hereunder in a manner disproportionately adverse to such Stockholder as compared to the other Stockholders shall require the written consent of such Stockholder.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.14    Actions in Other Capacities. Nothing in this Agreement shall limit, restrict or otherwise affect any actions taken by any Stockholder in its capacity as a stockholder, partner or member of the Corporation or any of its Subsidiaries or Controlled Affiliates.

IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed and delivered, all as of the date first set forth above.

J.JILL, INC.

By:	/s/ David Biese
	Name:	David Biese
	Title:	Chief Financial Officer

TI IV JJILL HOLDINGS, LP

By:	TI IV JJ GP, LLC
Its:	General Partner

By:	/s/ Glenn Miller
	Name:	Glenn F. Miller
	Title:	Vice President and Secretary

[Signature Page to Stockholders Agreement]